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                                  Exhibit 23.1
                         INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Registration Statement of Microsoft Corporation on Form S-3 of our report dated July 19, 1999, incorporated by reference in the Annual Report on Form 10-K of Microsoft Corporation for the year ended June 30, 1999 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ Deloitte & Touche LLP

Deloitte & Touche LLP
Seattle, Washington
October 27, 1999